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EXHIBIT 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT dated October 26, 2009 (this "Agreement") is entered into by and among Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized under the laws of the State of Georgia (the "Company"), and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., on behalf of themselves, and Banc of America Securities LLC, Mitsubishi UFJ Securities (USA), Inc., SunTrust Robinson Humphrey and Wells Fargo Securities, LLC (the "Initial Purchasers").

        The Company and the Initial Purchasers are parties to the Purchase Agreement dated October 26, 2009 (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $400,000,000 aggregate principal amount of the Company's 5.95% First Mortgage Bonds, Series 2009 B due 2039 (the "Securities"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

        In consideration of the foregoing, the parties hereto agree as follows:

        1.     Definitions.    As used in this Agreement, the following terms shall have the following meanings:

        "Affiliate" shall have the meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

        "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

        "Closing Date" shall mean the date of the closing of the issuance and sale of the Securities to the Initial Purchasers by the Company pursuant to the Purchase Agreement.

        "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors and permitted assigns.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Exchange Agent" shall mean the agent selected by the Company to conduct an Exchange Offer pursuant to Section 2(a) hereof.

        "Exchange Date" shall have the meaning set forth in Section 2(a) hereof.

        "Exchange Offer" shall mean the offer by the Company to the Holders to exchange all of the Registrable Securities held by such Holder for a like amount of Exchange Securities pursuant to Section 2(a) hereof.

        "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

        "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

        "Exchange Securities" shall mean a series of the Company's First Mortgage Bonds issued under the Indenture (which Indenture will have been qualified under the Trust Indenture Act) containing terms substantially identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid or duly provided for on the Securities or, if no such interest has been paid, from the date of their original issue, (ii) the Exchange Securities will not be subject to restrictions on transfer under the Securities Act, (iii) the Exchange Securities will not provide for any Special Interest and (iv) the Exchange Securities will not retain any rights under this Agreement, except as otherwise specified herein) and to be offered to Holders of Registrable Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

        "FINRA" shall mean the Financial Industry Regulatory Authority, Inc.

        "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture.

        "Indemnified Person" shall have the meaning set forth in Section 5(c) hereof.

        "Indemnifying Person" shall have the meaning set forth in Section 5(c) hereof.

        "Indenture" shall mean the Indenture, dated as of March 1, 1997, between the Company and the Trustee, including the terms of the Securities to be set forth in a supplement thereto, as the same may be amended from time to time in accordance with the terms thereof.

        "Initial Purchasers" shall have the meaning set forth in the preamble.

        "Inspector" shall have the meaning set forth in Section 3(a)(xiv) hereof.

        "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Securities to be registered under a Registration Statement (or after the consummation of the Exchange Offer in accordance with Section 2, of Exchange Securities); provided that whenever the consent or approval of Holders of a specified percentage of Securities or the Exchange Securities, as the case may be, is required hereunder, any Securities or Exchange Securities, as the case may be, owned directly or indirectly by the Company or any of its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

        "Participating Broker-Dealers" shall have the meaning set forth in Section 4(a) hereof.

        "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof or other legal entity.

        "Private Exchange Securities" shall have the meaning set forth in Section 2(a) hereof.

        "Prospectus" shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

        "Purchase Agreement" shall have the meaning set forth in the preamble.

        "Records" shall have the meaning set forth in Section 3(a)(xiv) hereof.

        "Registrable Securities" shall mean the Securities; provided that any Securities shall cease to be Registrable Securities upon the earliest to occur of (i) the date on which such Securities have been exchanged by a Person other than a Participating Broker-Dealer for Exchange Securities, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of such Securities for one or more Exchange Securities, the date on which such Exchange Securities are sold to a purchaser in accordance with the Exchange Offer Registration Statement, (iii) the date on which such Securities have been registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement and (iv) the date on which the Rule 144 Period terminates.

        "Registration Default" shall have the meaning assigned thereto in Section 2(d) hereof.

        "Registration Default Period" shall have the meaning assigned thereto in Section 2(d) hereof.

        "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC and FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters and Holders as a group in connection with blue sky qualification of any Exchange Securities or Registrable Securities) and compliance with the rules of FINRA, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under the Trust Indenture Act, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the reasonable fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the reasonable fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement.

        "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

        "Requesting Participating Broker-Dealer" shall have the meaning set forth in Section 2(a) hereof.

        "Rule 144 Period" shall mean the period of one year (or such shorter period as may hereafter be referred to in Rule 144 under the Securities Act (or similar successor rule) permitting Holders who are not Affiliates of the Company to resell Registrable Securities without any conditions) commencing on the Closing Date.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Securities" shall have the meaning set forth in the preamble.

        "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        "Securities Depository" shall mean The Depository Trust Company, a New York Corporation, or any successor securities depository (provided that any successor securities depository must be located in the Borough of Manhattan, The City of New York)

        "Shelf Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

        "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

        "Shelf Registration Event" shall have the meaning set forth in Section 2(b) hereof.

        "Shelf Registration Event Date" shall have the meaning set forth in Section 2(b) hereof.

        "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company that covers all or a portion of the Registrable Securities (but no other securities unless approved by the

Majority Holders and except Registrable Securities that the Holders have elected not to include in such registration statement or the Holders of which have not complied with their obligations under Section 3(b) hereof or under the last paragraph of Section 2(b) hereof) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

        "Shelf Request" shall have the meaning set forth in Section 2(b) hereof.

        "Special Interest" shall have the meaning assigned thereto in Section 2(d) hereof.

        "Staff" shall mean the staff of the SEC.

        "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

        "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

        2.     Registration Under the Securities Act.

        (a)   Except as set forth in Section 2(b) hereof, the Company shall, at its cost, use its reasonable best efforts to cause to be filed with the SEC, not later that 90 days following the Closing Date, an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities. The Company agrees to use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act as soon as practicable, but not later than 180 days after the Closing Date. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use its reasonable best efforts to complete the Exchange Offer not later than 60 days after such effective date. The Company agrees that, if requested by a Participating Broker-Dealer (the "Requesting Participating Broker-Dealer"), it will use its reasonable best efforts to have such Registration Statement remain effective for use by one or more Requesting Participating Broker-Dealers until the earlier of (i) 180 days after the Exchange Date or (ii) the date all Requesting Participating Broker-Dealers shall have notified the Company in writing that such Requesting Participating Broker-Dealers have resold all Exchange Securities acquired in the Exchange Offer.

        The Company shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

  (i)
  that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

  (ii)
  the date of acceptance for exchange (which shall be a period of at least 20 Business Days, or such longer period as is required by applicable law, from the date such notice is mailed) (the "Exchange Date");

  (iii)
  that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

  (iv)
  that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the Exchange Agent or the Securities Depository and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the Exchange Agent or the Securities Depositary for such Registrable Security, in each case prior to the close of business on the Exchange Date; and

  (v)
  that any Holder will be entitled to withdraw its election, not later than 5:00 P.M. New York City time on the Exchange Date, by (A) sending to the Exchange Agent or the Securities Depository a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the Exchange Agent or the Securities Depositary for the Registrable Securities.

        As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business; (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act; (iii) it is not an Affiliate of the Company; (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities; and (v) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

        As soon as practicable after the Exchange Date, the Company shall:

  (i)
  accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

  (ii)
  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

        Interest on each Exchange Security issued pursuant to the Exchange Offer will accrue from the last date on which interest was paid or duly provided for on the Security surrendered in exchange therefor or, if no interest has been paid on such Security, from the date of original issue of such Security. The Company shall use its reasonable best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, except as may be required by applicable law or applicable interpretations of the Staff.

        Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply solely with respect to Securities held by any Initial Purchaser that holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer and Exchange Securities held by Requesting Participating Broker-Dealers, and the Company shall have no further obligation to register the Registrable Securities held by any other Holder pursuant to Section 2(b) hereof.

        If any Initial Purchaser determines that it is not eligible to participate in the Exchange Offer with respect to the exchange of Registrable Securities, at the request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser a like principal amount of securities (the "Private Exchange Securities") of the Company that are identical to the Exchange Securities except that the Private Exchange Securities may be subject to restrictions on transfer and bear a legend to such effect, or shall deliver to the Person purchasing Registrable Securities registered under a Registration Statement as contemplated by Section 2(b) hereof from such Initial Purchaser, in exchange for such Registrable Securities, a like principal amount of Exchange Securities. The Company shall use commercially reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Private Exchange Securities and such Registrable Securities registered and sold to a Person under a Registration Statement as contemplated by Section 2(b) hereof by an Initial Purchaser as for Exchange Securities pursuant to the Exchange Offer.

        (b)   In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) is not available or may not be completed because it would violate any applicable law or applicable interpretations of the Staff; (ii) the Exchange Offer is not, for any other reason, completed within 240 days after the Closing Date; or (iii) the Company receives a written request (a "Shelf Request") from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer (no later than 20 days after the expiration of the Exchange Offer); (any of the events described in clause (i), (ii) or (iii) above, a "Shelf Registration Event," and the date of the occurrence thereof, the "Shelf Registration Event Date"), the Company shall use its reasonable best efforts to cause to be filed as soon as practicable after such Shelf Registration Event Date, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective.

        In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company shall use its reasonable best efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers.

        The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the Rule 144 Period or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the "Shelf Effectiveness Period"). The Company further agrees to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after being used or filed with the SEC.

        No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. The Company shall have no obligation to register under the Securities Act the Registrable Securities of a Holder who fails to timely furnish such information. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company, without request and as soon as practicable, all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

        (c)   The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities or Exchange Securities.

        (d)   An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. In the event that (1) the Company fails to file the Exchange Offer Registration Statement with the SEC on or prior to the 90th day after the Closing Date; (2) the Exchange Offer Registration Statement filed pursuant to Section 2(a) hereof has not been declared effective by the SEC on or prior to the 180th day after the Closing Date; (3) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Offer Registration Statement relating to the Exchange Offer; (4) if a Shelf Registration Statement is required to be filed pursuant to Section 2(b) hereof as a result of a Shelf Registration Event but is not filed with the SEC on or prior to the 30th day after the Shelf Registration Event Date; or (5) if a Shelf Registration Statement is required to be filed pursuant to Section 2(b) hereof as a result of a Shelf Registration Event but is not declared effective by the SEC on or prior to the 60th day after the Shelf Registration Event Date (each such event referred to in clauses (1) through (5), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"); then, subject to the provisions of Section 2(e) hereof, the interest rate on the Registrable Securities, payable to the Holders of such Registrable Securities, will be increased by 1.00% ("Special Interest") per annum until such Registration Default is remedied; provided, however, such Registration Default Period shall not continue beyond the first anniversary of the Closing Date.

        If the Exchange Offer Registration Statement or the Shelf Registration Statement, if required hereby, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, at any time during the period set forth in Section 2(a) when the Exchange Offer Registration Statement is being used by Requesting Participating Broker-Dealers or during the Shelf Effectiveness Period, respectively, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) prior to, in the case of the Exchange Offer Registration Statement being used by a Requesting Participating Broker-Dealer, the 180th day after the Exchange Date or, in the case of the Shelf Offer Registration Statement, the first anniversary of the Closing Date, then the interest rate on the Registrable Securities will be increased by the Special Interest amount commencing on the 31st day in such period and ending (i) the date that the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has again become effective, (ii) the date the Prospectus relating thereto, as applicable, again becomes usable, (iii) in the case of the Exchange Offer Registration Statement being used by a Requesting Participating Broker-Dealer, on the 180th day after the Exchange Date, or (iv) in the case of the Shelf Registration Statement, on the first anniversary of the Closing Date.

        The amount of Special Interest shall not increase because more than one Registration Default has occurred and is continuing. The Company will pay such Special Interest as determined under this Section 2(d) on regular Interest Payment Dates (as defined in the Indenture) in the same manner as other interest is paid on the Securities.

        All interest payment obligations, including Special Interest payment obligations, of the Company set forth in this Section 2 that have accrued with respect to any Securities at the time such Securities are exchanged for Exchange Securities shall remain outstanding until such time as all such payment obligations with respect to such Securities have been satisfied in full.

        (e)   Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2(a) and 2(b) hereof.

        3.     Registration Procedures.

        (a)   In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

            (i)  prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to Section 2(b) hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2(a) hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Securities, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities and each such Requesting Participating Broker-Dealer, as the case may be, covered by such Registration Statement or Prospectus, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including, upon request, copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed; and the Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders of the Registrable Securities, depending solely upon which Holders must be afforded the opportunity of such review, or such Requesting Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object in a timely manner;

           (ii)  prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;

          (iii)  if (x) a Shelf Registration Statement is filed pursuant to Section 2(b) hereof or (y) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2(a) hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Securities during the applicable period set forth in Section 2 hereof, furnish to each Holder of Registrable Securities or each such Requesting Participating Broker-Dealer who seeks to sell Exchange Securities, without charge, as many copies of each applicable Prospectus or preliminary prospectus, and any amendment or supplement thereto, as such Holder or Requesting Participating Broker-Dealer may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities or Exchange Securities thereunder; and the Company consents to the use of such Prospectus, preliminary prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities, and by each Requesting Participating Broker-Dealer who seeks to sell Exchange Securities, covered by and in the manner described in such Prospectus, preliminary prospectus or any amendment or supplement thereto in accordance with applicable law;

          (iv)  ensure that (x) any Exchange Offer Registration Statement or Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and (y) any Prospectus forming a part of any Exchange Offer Registration Statement or Shelf Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

           (v)  notify counsel for the Initial Purchasers and, in the case of a Shelf Registration Statement, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder of Registrable Securities or counsel, confirm such advice promptly in writing: (A) when a Registration Statement has become effective and when any post-effective amendments thereto become effective, (B) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after such Registration Statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Securities or the Exchange Securities to be offered or sold by any Requesting Participating Broker-Dealer in any jurisdiction described in Section 3(vi) hereof or the initiation of any proceedings for that purpose, (D) in the case of a Shelf Registration, if, between the effective date of the applicable Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in the Purchase Agreement cease to be true, correct and complete in all material respects, (E) of the happening of any event or the failure of any event to occur or the discovery of any facts that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that causes such Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as well as any other corporate developments, public filings with the SEC or similar events causing such Registration Statement not to be effective or the Prospectus not to be useable for resales and (F) of the reasonable determination of the Company that a post-effective amendment to such Registration Statement or any amendment or supplement to the Prospectus would be appropriate;

          (vi)  use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (A) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (B) file any general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction if it is not so subject at the time of such request;

         (vii)  use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Shelf Registration Statement on the proper form, or the withdrawal of any order suspending the qualification of the Registrable Securities or Exchange Securities for sale in any jurisdiction at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

        (viii)  if (i) a Shelf Registration is filed pursuant to Section 2(b) hereof or (ii) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2(a) hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Securities during the applicable period set forth in Section 2 hereof, furnish to each Holder of Registrable Securities or each such Requesting Participating Broker-Dealer who seeks to sell Exchange Securities, without charge, at least one conformed copy of each applicable Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

          (ix)  in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least two Business Day prior to the closing of any sale of Registrable Securities;

           (x)  in the case of a Shelf Registration or Exchange Offer Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(B)-(F) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (xi)  obtain a CUSIP number for all Exchange Securities not later than the initial effective date of a Registration Statement;

         (xii)  a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall reasonably object;

        (xiii)  cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

        (xiv)  if (i) a Shelf Registration Statement is filed pursuant to Section 2(b) hereof or (ii) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2(a) hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Securities during the applicable period set forth in Section 2 hereof, make reasonably available for inspection by any selling Holder of Registrable Securities or Requesting Participating Broker-Dealer, as applicable, who certifies to the Company that it has a current intention to sell Registrable Securities pursuant to the Shelf Registration Statement or Exchange Securities pursuant to the Exchange Offer Registration Statement, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or Requesting Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during the Company's normal business hours, all financial and other records, pertinent organizational and operational documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to conduct due diligence activities, and cause the officers and employees of the Company to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, each selling Holder of such Registrable Securities and each such Requesting Participating Broker-Dealer will be required to agree in writing that Records and information designated in writing by the Company, in good faith, as confidential shall be kept confidential by the Holders and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector, a selling Holder or a Requesting Participating Broker-Dealer; and each selling Holder of such Registrable Securities and each such Requesting Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

         (xv)  if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon practicable as the Company has received notification of the matters to be so included in such filing; and

        (xvi)  in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Majority Holders in order to expedite or facilitate the disposition of such Registrable Securities, (1) to the extent possible, make such representations and warranties to the Holders of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and their respective counsel) addressed to each selling Holder of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain "comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus or Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Majority Holders and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

        (b)   In the case of a Shelf Registration Statement, or if Requesting Participating Broker-Dealers will be using the Prospectus contained in the Exchange Offer Registration Statement are seeking to sell Exchange Securities and are required to deliver Prospectuses, each Holder of Registrable Securities or each Requesting Participating Broker-Dealer seeking to sell Exchange Securities, as the case may be, covered by such Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v)(B)-(F) hereof, such Holder or Requesting Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities or Exchange Securities, as the case may be, pursuant to the Registration Statement until such Holder's or such Requesting Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company, such Holder or such Requesting Participating Broker-Dealer, as the case may be, will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder's or such Requesting Participating Broker-Dealer's possession, of the Prospectus covering such Registrable Securities or Exchange Securities, as the case may be, that is current at the time of receipt of such notice.

        (c)   If the Company shall give such notice to suspend the resale of Registrable Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities or the Requesting Participating Broker-Dealer seeking to sell Exchange Securities, as the case may be, shall have received copies of the supplemented or amended Prospectus necessary to resume such resales. The Company may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

        4.     Participation of Broker-Dealers in Exchange Offer.

        (a)   The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

        The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the

Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

        (b)   In light of the above, and notwithstanding the other provisions of this Agreement, but subject to Section 2(a) hereof, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the Exchange Date (as such period may be extended pursuant to Section 3(c) of this Agreement), in order to expedite or facilitate the disposition of any Exchange Securities by Requesting Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company further agrees that Requesting Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

        (c)   The Initial Purchasers shall have no liability to the Company or any Requesting Participating Broker-Dealer with respect to any request that any Requesting Participating Broker-Dealer may make pursuant to Section 4(b) above.

        5.     Indemnification and Contribution.

        (a)   In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Requesting Participating Broker-Dealer who seeks to sell Exchange Securities, the Company agrees to indemnify and hold harmless each Holder of Registrable Securities included within any such Shelf Registration Statement and each Requesting Participating Broker-Dealer selling Exchange Securities, their respective affiliates, directors and officers and each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus covering the Registrable Securities or Exchange Securities, as applicable, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this indemnity does not apply to any loss, claim, damage, liability, expense or action arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by any Holder or any Requesting Participating Broker-Dealer for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, further, however, that no indemnity by the Company to any Holder, Participating Broker-Dealer, underwriter, officer, employee or controlling person shall apply in respect of any final Prospectus furnished by such Person to a Person who receives the Exchange Securities or the Registrable Securities, insofar as such indemnity relates to any untrue or misleading statement or omission made in such final Prospectus but eliminated or remedied prior to the confirmation of the sale of such Exchange Securities or Registrable Securities in any amendment or supplement thereto, if a copy of such amendment or supplement (excluding any documents incorporated by reference in such final Prospectus) is furnished by such Person on or before the confirmation of such sale.

        The Company also agrees to indemnify or contribute as provided in Section 5(d) to losses of any underwriter of any Registrable Securities registered under a Shelf Registration Statement, their directors, officers, employees or agents and each Person who controls such underwriter (within the meaning of the Securities Act or the Securities Exchange Act) on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 5(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement.

        (b)   Each Holder of Registrable Securities included within any such Shelf Registration Statement or Requesting Participating Broker-Dealer agrees, severally and not jointly, to indemnify and hold harmless (the other selling Holders and Requesting Participating Broker-Dealers) the Company, its officers, employees or any Person who controls (the other selling Holders and Requesting Participating Broker-Dealers) the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder or Requesting Participating Broker-Dealer furnished to the Company in writing to the Company by such Holder or Participating Broker-Dealer for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

        (c)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (y) for any Holder, Requesting Participating Broker-Dealer, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

        (d)   If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders and the Requesting Participating Broker-Dealers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Requesting Participating Broker-Dealers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)   The Company, the Holders and the Requesting Participating Broker-Dealers agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders and the Requesting Participating Broker-Dealers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder or a Requesting Participating Broker-Dealer be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities or Exchange Securities sold by such Holder or such Requesting Participating Broker-Dealer exceeds the amount of any damages that such Holder or such Requesting Participating Broker-Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders and the Requesting Participating Broker-Dealers' obligations to contribute pursuant to this Section 5 are several and not joint.

        (f)    The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

        (g)   The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any Requesting Participating Broker-Dealer or any Person controlling any Holder or Requesting Participating Broker-Dealer, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company (iii) acceptance of any of the Exchange Securities, and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

        6.     General.

        (a)    No Inconsistent Agreements.    The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

        (b)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

        (c)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

        (d)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

        (e)    Third Party Beneficiaries.    Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

        (f)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (g)    Headings.    The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

        (h)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (j)    Entire Agreement; Severability.    This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OGLETHORPE POWER CORPORATION
By:	/s/ ELIZABETH B. HIGGINS Elizabeth B. Higgins Executive Vice President and Chief Financial Officer

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.
For itself and on behalf of the Initial Purchasers
By:	/s/ PAUL NEUHEDEL Paul Neuhedel Executive Director

Confirmed and accepted as of the date first above written:

GOLDMAN, SACHS & CO.
For itself and on behalf of the Initial Purchasers
/s/ GOLDMAN, SACHS & CO.

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  EXHIBIT 4.1
  Execution Version
REGISTRATION RIGHTS AGREEMENT